SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                January 31, 2000



                            LANDMARK BANCSHARES, INC.
                  ---------------------------------------------
             (Exact name of Registrant as specified in its Charter)



              Kansas                    0-23164        48-1142260
----------------------------------  --------------   --------------
(State or other jurisdiction        (SEC File No.)   (IRS Employer
of incorporation) Identification                       Number)


Central and Spruce Streets, Dodge City, Kansas          67801
----------------------------------------------       ----------
(Address of principal executive offices)             (Zip Code)




Registrant's telephone number, including area code: (316) 227-8111
                                                    --------------


                                 Not Applicable
                ----------------------------------------------
          (Former name or former address, if changed since last Report)

                            LANDMARK BANCSHARES, INC.

                      INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events
         ------------

         In order to demonstrate compliance with the listing requirements of the Nasdaq National Market concerning public float (shares not held by affiliates), the registrant (the "Company") is filing this report. Similar reports may be filed in the future. Absent the filing of this report or the continued compliance of the Company with the listing requirements of the Nasdaq National Market, the common stock of the Company could ultimately cease to trade on that market, possibly resulting in less liquidity and, therefore, more volatility in the pricing of shares of common stock.

Security Ownership of Certain Beneficial Owners

         Persons and groups owning in excess of 5% of the common stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon such reports and information provided by the Company's transfer agent, the following table sets forth, as of January 31, 2000, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of common stock and as to the common stock beneficially owned by executive officers and directors of the Company as a group. Management knows of no persons, other than those set forth below, who owned more than 5% of the outstanding shares of common stock at January 31, 2000. At January 31, 2000, there were 1,127,806 shares of common stock outstanding.

                                                                                      Percent of Shares of
                                                            Amount and Nature of         Common Stock
Name and Address of Beneficial Owner                        Beneficial Ownership            Outstanding
------------------------------------                        --------------------      ---------------------

Larry Schugart                                                    127,924(1)                      10.8%
Central and Spruce
Dodge City, Kansas  67801

Landmark Federal Savings Bank Employee Stock Ownership            131,283(2)                      11.6%
Plan ("ESOP"), Central and Spruce, Dodge City, Kansas
67801

All Directors and Executive Officers as a Group (6                307,883(3)                      24.0%
persons)

-------------
(1) All of these shares are included in this table under "All Directors and Executive Officers as a Group." Includes 62,033 shares of common stock subject to options that are exercisable within 60 days of the Record Date. Reflects sole voting power with respect to 96,713 shares, sole dispositive power with respect to 111,201 shares, shared voting power with respect to 31,211 shares and shared dispositive power with respect to 5,551 shares.

(footnotes continued on next page)

(footnotes continued from prior page)

(2) Reflects shared voting power with respect to 75,699 shares allocated to participating employees, sole voting power with respect to 55,584 shares unallocated to participating employees and sole dispositive power over all shares. The ESOP holds shares for the exclusive benefit of plan participants. A portion of these shares are allocated among ESOP participants annually on the basis of compensation as the debt incurred in the purchase of the shares is repaid. Unallocated shares are held in a suspense account. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and allocated shares for which no timely direction is received will be voted as directed by the ESOP Committee or the Board.
(3) Includes shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting or dispositive power. Reflects sole voting power with respect to 247,229 shares, shared voting power with respect to 58,154 shares, sole dispositive power with respect to 288,620 shares, and shared dispositive power with respect to 16,939 shares. Includes 154,001 shares of common stock subject to options that are exercisable within 60 days of the Record Date. Excludes 111,459 shares held by the ESOP (131,283 shares minus 19,824 shares allocated to executive officers) over which certain directors, as members of the ESOP Committee and as trustees to the ESOP exercise shared voting and dispositive power. Such individuals disclaim beneficial ownership with respect to ESOP shares.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            LANDMARK BANCSHARES, INC.



Date:  February 2, 2000                     By:      /s/ Larry Schugart
                                                     ---------------------------
                                                     Larry Schugart
                                                     President